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                                                              EXHIBIT 4.3

                              CERTIFICATE OF TRUST

                                       OF

                             OCWEN CAPITAL TRUST I

    THIS Certificate of Trust of Ocwen Capital Trust I (the "Trust"), dated as of June 5, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

    1. Name. The name of the business trust formed hereby is Ocwen Capital Trust I.

    2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Mark A. Ferrucci, c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

    3. Effective Date. This Certificate of Trust shall be effective upon filing.

    IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                  MARK A. FERRUCCI, not in his individual
                                  capacity but solely as trustee

                                  /s/
                                  --------------------------------------------

                                  CHRISTINE A. REICH, not in her individual capacity but solely as trustee

                                  /s/
                                  --------------------------------------------